SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A/A
(Amendment No. 3)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Swisscom AG
(Exact name of registrant as specified in its charter)

Switzerland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Alte Tiefenaustrasse 6 3050 Bern Switzerland (Address of principal executive offices)	Not Applicable (zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American Depositary Shares, each representing the right to receive one-tenth of one Registered Share,	New York Stock Exchange, Inc.

Nominal Value CHF 1 per Share

Registered Shares, Nominal Value CHF 1 per Share	New York Stock Exchange, Inc.*

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.

Securities Act Registration Statement file number to which this form relates: 333-9344.

Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

*	Application will be made for listing, not for trading, in connection with the registration of the Registered Shares.

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INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant's Securities to be Registered.

This amendment on Form 8-A/A is being filed to reflect the reduction in the nominal value of Swisscom's ADSs and Registered Shares from CHF 9 to CHF 1, effective August 19, 2002. As of the date hereof, Swisscom has a share capital of CHF 66,203,261 divided into 66,203,261 fully paid and registered shares. In other respects, the description of the securities to be registered that appears under the captions "Description of Shares" and "Description of American Depositary Shares" contained in the Prospectus included in the Registrant's Registration Statement on Form F-1 (No. 333-9344) originally filed on August 31, 1998, as amended, under the Securities Act of 1933, as amended, is hereby incorporated herein by reference in answer to this item. In addition, a revised Prospectus reflecting the aforementioned reduction in nominal value, filed on August 19, 2003 pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended, as part of Post-Effective Amendment No. 1 to Form F-6 (File No. 333-9358) filed on September 7, 2001, is also hereby incorporated herein by reference in answer to this item.

Item 2.	Exhibits.

1.	Registration Statement on Form F-1 (File No. 333-9344) filed with the Securities and Exchange Commission on August 31, 1998, as amended on September 14, 1998 and September 17, 1998, incorporated by reference.

2.	Registration Statement on Form F-6 (File No. 333-9358) filed with the Securities and Exchange Commission on September 1, 1998, as amended on September 16, 1998, incorporated by reference.

3.	Post-Effective Amendment No. 1 to Form F-6 (File No. 333-9358), filed with the Securities and Exchange Commission on September 7, 2001, incorporated by reference.

4.	Articles of Incorporation (Statuten) of the Registrant (together with English translation), amended as of May 6, 2003, attached.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SWISSCOM AG

By:
/s/ Bart Morselt

	Name:	Bart Morselt
	Title:	Head of Investor Relations

/s/ Rolf Zaugg

	Name:	Rolf Zaugg
	Title:	Senior Counsel
Date: August 19, 2003